Exhibit 10.22
DEMAND SECURED PROMISSORY NOTE
$1,250,000.00                                                                                                 Dated: February 22, 2005
     FOR VALUE RECEIVED, the undersigned (hereinafter referred to Maker”) promises to pay ON DEMAND to the order of Presidential Financial Corporation of Delaware Valley (hereinafter referred to as “Lender”) at Lender’s office at Turnersville, New Jersey, or at such other place as Lender may designate, the principal amount of One Million Two Hundred and Fifty Thousand Dollars and No Cents ($1,250,000.00), together with interest on said unpaid principal amount or on so much thereof as may from time to time be unpaid, at the rate of 2% percent per annum above the daily prime rate of interest quoted in The Wall Street Journal, the interest rate as of the date hereof being seven point five percent (7.50%) and changes in such rate being effective upon the commencement of each fifteen (15) day period commencing with March 1, 2005; (and being subject to change on the commencement of each fifteen (15) day period thereafter) together with all charges, expenses, attorney’s fees, whether or not incurred in judicial proceedings, including but not limited to appellate proceedings, and including any proceedings by Lender under the Bankruptcy Code or similar state law, and costs of collection. The rate of interest charged to Maker shall in no event exceed the maximum rate of interest on the unpaid principal balance allowable by applicable law. If any sum is charged in excess of the applicable maximum rate, or in violation of any other usury statue of this state, Lender shall reduce said charge in conformity therewith. If any sum is collected in excess of the applicable maximum rate, or in violation of any other usury statute of this state, the excess collected shall be applied to reduce the principal balance. All interest owing under this Note shall be calculated based on a 360-day year and actual days elapsed.
     THE INTEREST RATE ON THE PRINCIPAL INDEBTEDNESS EVIDENCED BY THIS NOTE, AS CALCULATED USING A SIMPLE INTEREST, ANNUAL PERCENTAGE RATE, AND ASSUMING THAT INTEREST PAYMENTS ARE MADE WHEN DUE, IS TWO PERCENT (2.00%) ABOVE THE DAILY PRIME INTEREST RATE AS QUOTED IN THE WALL STREET JOURNAL, SUBJECT TO CHANGE AS SET FORTH ABOVE. ALL OTHER FEES AND CHARGES OTHER THAN INTEREST AS SET FORTH ABOVE PAYABLE IN CONNECTION WITH THIS NOTE BY MAKER TO LENDER ARE PAYMENTS FOR THE COST OF ORIGINATING, BOOKING, SERVICING AND MAINTAINING THE LOAN EVIDENCED HEREBY AND OTHER ADMINISTRATIVE COSTS AND DO NOT CONSTITUTE FEES FOR THE USE OF MONEY. INTEREST HEREIN SHALL BE COMPUTED ON, AND IS DUE AND PAYABLE ON, THE FIFTEENTH (15TH) AND LAST DAY OF EACH MONTH. FOLLOWING EACH OF SAID FIFTEENTH AND LAST DAYS, RESPECTIVELY, ALL UNPAID INTEREST AND OTHER UNPAID FEES AND CHARGES PROVIDED FOR HEREIN ARE DEEMED BY THE PARTIES TO BE PRINCIPAL AND SHALL BE CHARGED AS ADVANCES TO MAKER’S LOAN ACCOUNT WITH LENDER, BEARING INTEREST UPON THE SAME TERMS AS OTHER ADVANCES. MAKER SPECIFICALLY AGREES, BY EXECUTION OF THIS NOTE, TO SAID TREATMENT OF ALL UNPAID INTEREST, FEES AND CHARGES AS PRINCIPAL ADVANCED UNDER THIS NOTE.
     In addition to interest provided for under this Note, Maker will pay to Lender a service charge based upon the gross amount of each invoice for each Approved Receivable (as defined in the Loan Agreement and Security Agreement by and between Lender and Maker of even date herewith, hereinafter referred to as the “Agreement”). The service charge shall be earned by Lender and shall be payable by Maker to Lender upon the making of any advance by Lender to Maker. Lender shall immediately earn and Maker shall pay to Lender the service charge, equal to One (1.00%) percent of the gross amount of each Approved Receivable invoice against which Lender advances funds to Maker; however, with respect to any such advance, or portion thereof, paid to Lender within thirty (30) days from the date of such advance, the service charge with respect to such amount paid to Lender shall be equal to the applicable percentage shown below, multiplied by the amount of such paid invoice or portion of such invoice and a corresponding rebate will be paid to Maker. With respect to any such advance paid or portion thereof paid following the thirtieth (30th) day from the date of such advance, an additional service charge shall be immediately payable to Lender by Maker upon the earlier of the actual receipt of such payment by Lender or upon the ninety-first (91st) day from the date of advance, said service charge to be equal to the applicable percentage shown below less the one (1.00%) percent earned and paid upon the making of the initial advance, multiplied by the amount of the invoice paid, or by the amount of invoice unpaid on the ninety-first (91st) day of the advance, whichever first occurs.
Number of days elapsed from date of advance to
date of actual payment to Lender or the ninety-first
day from date of advance, whichever first occurs.

Applicable Percentage		Days

1.	1%	1-30	Minimum monthly service charge of $1,500.00
2.	2%	31-60
3.	3%	61-90
     In addition to the above service charges, any advance to Maker upon an Approved Receivable invoice not paid within ninety (90) days from the date of advance will accrue additional service charges of one and one-half percent (1 1/2%) for each fifteen (15) day period for which said advance remains unpaid beyond said ninety (90) day period.
     This Demand Secured Promissory Note has been made and delivered to Lender pursuant to the Agreement. Notwithstanding and without affecting the demand nature of this Note, any act of default by Maker under the Agreement shall constitute a default under this Note. Maker and Lender contemplate that the original principal sum evidenced by this Note may be reduced from time to time and that additional loans may, in the discretion of Lender, be made by Lender to Maker in the future. Such additional loans, as so designated, shall be evidenced by this Note and subject to its terms; provided, however, that the principal amount evidenced by this Note shall not exceed the principal amount shown above.
     Maker hereby waives presentment, demand for payment, notice of dishonor, protest and notice of default and protest, and any and all other notices or demands in connection with this Note. The liability of Maker hereunder shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including but without being limited to any release of any party or release of any collateral, extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be considered as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.
     The laws of the State of New Jersey shall govern all issues arising hereunder. Maker consents to the exclusive jurisdiction of the courts of the State of New Jersey in any action or proceeding which may be brought against Maker by Lender under or in connection with this Note or otherwise, and, in the event any such action or proceeding shall be brought against Maker, Maker agrees not raise any objection to such jurisdiction or to the laying of venue in Camden County, New Jersey. Maker agrees that service of process in any action or proceeding may be duly affected upon Maker by service in accordance with the provisions of the Uniform Interstate and International Procedure Act.
     Lender may surrender this Note to any person and may endorse or assign this Note to such person or his order without recourse. The obligation of every party who shall sign this Note shall be joint and several, and any reference herein to “Maker” shall be deemed to refer to and be applicable to each one separately as well as to all. The word “Maker” as used herein shall also include the masculine and feminine gender, regardless of the sex of the undersigned or any of them; partnerships, corporations, and other legal entities, should such an entity execute this Note; endorsers, guarantors and sureties, unless by the express terms of any endorsement or guaranty an obligation of any Maker is limited or varied; and the heirs, legal representatives, successors, endorsees and assigns of Maker. The word “Lender” as used herein shall, when the circumstances or context requires, include the plural and the successors and assigns of Lender.

     IN WITNESS WHEREOF, Maker has caused this Demand Secured Promissory Note to be duly executed and its seal to be affixed by its duly authorized officers, or has signed and sealed this Note as the case may be, and has delivered this Note to Lender, the day and year first above written.

MAKER(S): BCI Communications, Inc.
By:
Richard B. Berliner, President/CEO

ATTEST/WITNESS:
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